UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

CITIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32658	27-3425913
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

63 Great Road Maynard, MA	01754
(Address of principal executive offices)	(Zip Code)

(978) 938-0338
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Between March 20, 2015 and April 30, 2015, the Company issued an aggregate of 1,370,000 shares of the Company’s common stock in a private placement to two accredited investors. In connection with the private placement, the Company also issued an aggregate of 1,370,000 warrants (the “Warrants”) to purchase common stock. The Warrants have a five year term and are exercisable at $.60 per share. The Warrants are in the same form as filed as an exhibit to the Company’s Form 8-K filed on September 18, 2014, except for the expiration date. The holders have registration rights with respect to the shares purchased and the shares underlying the warrants. The Company did not pay any commissions in connection with the sales. The issuances resulted in gross proceeds to the Company of an aggregate of $740,000.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: May 1, 2015	By:	/s/ Leonard Mazur
Leonard Mazur President and Chief Executive Officer